Exhibit 99.2

Transcript of the August 17, 2021 Earnings Conference Call with Modiv Inc. Stockholders

MODIV

Investor Presentation

Q2 2021

Securities offered through North Capital Private Securities | Member FINRA / SIPC

Confidential

SARAH MAYO:

Welcome to Modiv’s Second Quarter 2021 Earnings Call, and thank you for joining us.

MODIV

Q2 2021

Sarah Mayo
Head of Investor Relations

Securities offered through North Capital Private Securities | Member FINRA / SIPC

1

I am Sarah Mayo, head of investor relations at Modiv. Please note, this call is being recorded, and all external participants are in a listen-only mode. In the latter part of the call, we will move to a question-and-answer session. At the bottom of your screen, you will see a button labeled “Q&A”. You are welcome to type your question into the questions box at any time during the call. We’ll do our best to get through as many questions as we can, time permitting.

MODIV

Sarah Mayo
Head of Investor Relations

Q2 2021

Aaron Halfacre
Chief Executive Officer

Ray Pacini
Chief Financial Officer

Mitch Germain
Chief Capital Officer

Securities offered through North Capital Private Securities | Member FINRA / SIPC

2

Joining us today are Aaron Halfacre, our Chief Executive Officer; Ray Pacini, our Chief Financial Officer; and Mitch Germain, our Chief Capital Officer.

MODIV

Disclosure Slide

These materials are provided for informational purposes only, and under no circumstances may any information contained herein be construed as investment advice or as an offer to sell or a solicitation of an offer to buy an interest in any Modiv program or offering. Alternative investments, such as an investment in Modiv or any Modiv program or offering, are speculative and involve substantial risks, including illiquidity and complete loss of invested capital, and there are no guarantees that assets will appreciate in value or that dividends will be paid. Such investments may not be suitable for all investors.

Forward-Looking Statements

Certain statements contained herein, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, Section 21E of the Exchange Act and other applicable law. Such statements include, in particular, statements about being a tech-enabled asset manager, durable cashflow, long-term growth potential, innovation, potential lease extensions, expenses related to operating a public company, value appreciation, durability of our real estate portfolio, estimated net asset value, performance of the net lease sector, real estate as an inflation hedge, availability of favorable financing, impacts of COVID-19, occupancy and rent collections, and market and portfolio outlook including new investment opportunities. Therefore, such statements are not guarantees of future results and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Accordingly, we make no representation or warranty, express or implied, about the accuracy of any such forward-looking statements contained hereunder. Except as otherwise required by federal securities laws, we undertake no obligation to update or revise any forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, whether as a result of new information, future events or otherwise.

Modiv Inc. is not affiliated with, associated with, or a sponsor of any of the businesses pictured or mentioned in this presentation. The names, logos and all related product and service names, design marks and slogans are the trademarks or service marks of their respective companies.

Securities offered through North Capital Private Securities | Member FINRA / SIPC

1

Before I turn the call over to our senior management team, I would like to remind everyone that certain statements in this earnings call which are not historical facts will be forward-looking under federal securities laws. Although Modiv believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Modiv's actual results may differ materially from these forward-looking statements, and factors that could cause these differences are detailed in our SEC filings, including our most recent Annual Report filed on Form 10-K and our most recent Quarterly Report filed on Form 10-Q. In addition, as stated more fully in our SEC reports, Modiv disclaims any intent or obligation to update these forward-looking statements except as expressly required by law.

Aaron, let me turn the call over to you.

AARON HALFACRE:

MODIV

Q2 2021

Aaron Halfacre
Chief Executive Officer

Securities offered through North Capital Private Securities | Member FINRA / SIPC

3

Thanks Sarah. Thank you everyone for joining Modiv’s second quarter 2021 earnings conference call. As we have stated previously, we remain committed to a strategy anchored on transparency and shareholder alignment, and will continue to use this call as a channel to highlight our quarterly accomplishments, convey our strategic plan and answer your questions. Though no one else in the crowdfunding industry is as committed to transparency and best practices as we are, we believe holding ourselves to the higher standards maintained by publicly listed peers is the better outcome for investors.

We are pleased with our quarterly results. Funds from operations increased over the prior year, our balance sheet continues to strengthen and the Net Asset Value per share has already increased 13% year-to-date, and 24% since the impact of COVID-19 during April of last year. We believe successful lease renewal negotiations and new property acquisitions will offer continued positive momentum in our share price in the quarters ahead.

MODIV

Investment Overview

As of June 30, 2021

Share Price (NAV)	$26.05
Dividend[1]	$1.05/ share
Annualized Distribution Rate[1]	4.0%
Shares Outstanding	8.8 mm
Distributions Paid Since Inception[1]	$38.5 mm

On August 17, 2021, Modiv's Board of Directors approved a $0.10 per share dividend increase to $1.15 per share effective October 1, 2021, which will increase the distribution rate to 4.4%.[1]

1. There is no guarantee that distributions will be paid.

Securities offered through North Capital Private Securities | Member FINRA / SIPC

10

Additionally, I am pleased to announce that our Board of Directors has approved a 10 cent per share per year increase to our annual dividend beginning in the fourth quarter of this year. The new annual dividend of $1.15 per share per year reflects a nearly 10% increase over our current dividend rate. This increase is separate and distinct from our 13th dividend that will be paid in early 2022. Similar to our share price recovery, we believe that our dividend is well positioned for continued positive momentum as we look ahead. For all of those investors who have been patient with our progress following the “black swan” event from last year, we thank you for your trust and confidence in our ability to execute our growth strategies.

Given our results, many of you have asked if Modiv would be made available to non-accredited investors. Well, we heard you and I am happy to announce that we recently filed with the SEC to convert to a Reg A offering allowing Modiv to be available to non-accredited and accredited investors alike. Effective today, the SEC has qualified our Reg A offering and investments can now be accepted.  Not only does this change open Modiv up to a much larger audience of investors, but it also makes the investment process a lot less onerous as the SEC’s definition of accredited investor unfortunately required a rather invasive financial disclosure for any new investment. Luckily, the investment process will no longer be arduous and eligible investors, no matter if they are big, small, experienced or new, will be able to seek new and repeat investments in Modiv shares. This is good news and we are excited about providing this increased access to Modiv for you and other prospective investors.

One thing is certain, every decision is formulated with an investor-first mentality. And we will continue to adhere to industry-leading transparency; something we feel is lacking from many of our non-traded real estate peers. Further, we urge shareholders to visit our website, www.modiv.com, and our social media platforms on LinkedIn, YouTube, Instagram, Twitter and Facebook. We are continually providing new resources and materials about the company, educational and inspirational content, and our latest thoughts on market trends.

Our Chief Financial Officer, Ray Pacini, will now provide some commentary on our financial results. Subsequently, our Chief Capital Officer, Mitch Germain, will provide commentary on the real estate sector, operating portfolio and our NAV. I will conclude with some closing thoughts before we open up for Q&A.

RAY PACINI:

MODIV

Q2 2021

Ray Pacini
Chief Financial Officer

Securities offered through North Capital Private Securities | Member FINRA / SIPC

4

Thank you Aaron, and I appreciate everyone joining the call. I plan to focus my discussion on second quarter financial results, our balance sheet, asset recycling activity, and the dividend.

MODIV

Q2 Earnings

2Q quarter-end earnings above prior year due to:

1. Reduced share count from redemption activity
2. Interest expense savings from recent debt re-financing
3. Contractual rent escalators

AFFO per Share[1]

$0.69
$0.80
$0.41
$0.32
2021
2020
2Q Earnings
YTD Total

Raymond Pacini
Chief Financial Officer

We are pleased with our 2Q21 results. Earnings benefited from rent escalators, lower financing costs and reduced share count.

1. Refer to 10Q filing with the SEC.

Securities offered through North Capital Private Securities | Member FINRA / SIPC

8

During last quarter’s call, we introduced the concept of Adjusted Funds from Operations, or AFFO, which is discussed in the Management’s Discussion and Analysis section of our annual and quarterly reports filed with the SEC. AFFO is a financial metric that is commonly employed by the publicly traded REIT sector to provide insight into a REIT’s cash flows. For the second quarter of 2021, AFFO per share was $0.41, which represents 28% growth over the comparable period in 2020 and 46% over the first quarter of 2021. These increases were due to a combination of factors including interest expense savings and lower share count and resulted in an increase in our dividend coverage ratio from 106% for the first quarter of 2021 to 131% for the second quarter. Year-to-date, AFFO of $0.69 is below year-ago levels due mostly to lower rental income as a result of asset sales activity which I will discuss momentarily.

MODIV

Durable Real Estate Portfolio

As of June 30, 2021

Properties	38
Square Footage (msf)	2.3
Total Tenants	31
Annualized Base Rent ($m)	$29.3
Top Ten Tenants (% of ABR)	55%
Tenant Industries	13
Occupancy (%)	100%
Cash Rent Collection (% of ABR)	100%
Investment Grade-Rated[1] (% of ABR)	67%
Contractual Rent Bumps (% of ABR)	89%
Average Lease Term Remaining (years)	5.6
Leverage (% of asset value)	49%
Weighted Average Interest Rate	4.2%
Net Asset Value per share	$26.05
Implied Cap Rate	7.2%

Diversified by Geography, Property Type and Sector

Industrial
Office
Retail

1. Investment grade rating on long-term debt is determined by a nationally recognized rating agency.

Securities offered through North Capital Private Securities | Member FINRA / SIPC

5

Our balance sheet remains strong with the $430 million estimated market value of assets, and leverage of only 49% based on NAV. We continue to be active on the re-financing front, taking advantage of favorable interest rates and healthy liquidity within the debt markets. During the quarter, we re-financed two mortgages, resulting in $13M of proceeds and ten-year terms. These transactions lengthened the maturity profile of our debt, while the interest rate on the newly issued debt of 3.35% compares favorably to the weighted average interest rate of our balance sheet. Holding longer term debt maturities is a positive factor for us as it reduces the near-term interest rate refinancing risk.

MODIV

Recent Real Estate Activity

1 Leasing

- Extended City of San Antonio Early Childhood Education Municipal Development Corp. for an eight-year term; represented our lone 2021 expiration.

2 Financing

- Two properties were re-financed totaling approximately $13M of proceeds with a weighted average rate of 3.35% and ten years of term to maturity.

3 Disposition

- Opportunistic sale of an industrial property in the Austin MSA; pricing came in above our independently appraised value.[1]

4 Acquisition

- Purchase of a reputable quick-service restaurant brand in San Antonio. The property has over six-years of lease term remaining and is situated adjacent to a high-school and hospital.[1]

PreK Education Center
San Antonio, TX

Eight-year lease renewal

Dana Incorporated — Cedar Park, TX

Asset sale

L3 — Carlsbad, CA
Northrop Grumman — Melbourne, FL

Re-financed

Raising Cane's — San Antonio, TX

Acquisition

1. Transaction was completed subsequent to Q2 2021.

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7

Our liquidity is healthy at quarter end, with a subsequent boost from the opportunistic sale of an industrial property located in Austin that closed in early July. Net proceeds from this disposition came in 15% above the previous independent appraisal. We have now sold nine properties since August 2020, with proceeds deployed towards debt reduction, share redemptions and working capital.

Following quarter end, we deployed some of that capital, acquiring a Raising Cane’s restaurant in San Antonio. This represents our first acquisition since late 2019. The property sits in a favorable location, adjacent to one of the foremost pediatric hospitals in Texas, and near a high school serving over 3,000 students. Raising Cane’s is one of the fastest growing quick-service restaurant brands, with over $1.5B of annual sales and more than 550 locations globally.  We also continue to evaluate and underwrite a healthy volume of potential acquisitions, with focus on single-tenant properties in the necessity retail, quick-service restaurants, industrial, and highly-amenitized office sectors. We believe there are opportunities that match our criteria and would help bolster our portfolio, but we must also be prudent with new investments given the aggressive, higher pricing in some markets and asset types.

Finally, with regards to our dividend, in conjunction with today’s call we filed an 8-K with the SEC disclosing an increase to the annual dividend rate, from $1.05 to $1.15 per share. This change, which is effective beginning October 1, 2021, represents an approximate 9.5% increase in the annual rate. The Board authorized this higher dividend due to increased confidence in the broader economy, upside from recent portfolio management initiatives, and lower debt financing costs. The new dividend represents a 4.4% yield on our most recent Net Asset Value per share. Further, our forecasted coverage ratio for the year is healthy at 129%, offering assurance that this increased dividend is sustainable from the in-place cash flows of our operating portfolio.

In addition, we have previously disclosed our plan to pay a 13th dividend in January 2022. This additional dividend will be determined by a combination of financial results for the current year and consideration of cash needs for the platform in 2022. Only stockholders that hold our shares on the dividend declaration date in January 2022 would be eligible to participate, with a payment determined by the number of days the shares were held throughout the 2021 calendar year.

In conclusion, we remain optimistic about the trajectory of earnings, and our financial position. Thank you and I will now turn the presentation over to my colleague Mitch Germain, our Chief Capital Officer.

MITCH GERMAIN:

MODIV

Q2 2021

Mitch Germain
Chief Capital Officer

Securities offered through North Capital Private Securities | Member FINRA / SIPC

5

Thanks Ray and hello everyone. I am pleased to have the opportunity to provide some insight on the broader real estate sector, Modiv’s operating portfolio, and recently announced Net Asset Value per share.

Just one year ago, prospects of a Covid-19 vaccine were bleak, and the pandemic was continuing to add doubt to the economic outlook. Fast forward to today, the economy is growing at an above-average clip, over 3 million jobs have been created on the year, while retail sales have surged above pre-pandemic levels. All of these are positive indicators for commercial real estate demand. Asset values have remained steady and, in some cases, have expanded, driven by low interest rates, ample liquidity within the capital markets, and growing institutional allocations to commercial real estate.

As for the public REIT market, REIT stocks are outperforming broader equity markets for the year, reversing a three-year period of underperformance. Publicly-traded REITs are generally trading above their Net Asset Value per share estimates, spurring both capital raising activity and Mergers and Acquisitions. M&A activity generally indicates that the market’s demand for assets is outpacing supply, thereby leading companies to acquire whole portfolios rather than individual assets. M&A volumes have been elevated for the year, with over 10 transactions and roughly $90B of deal volumes across multiple property sectors.

MODIV

Modiv by the Numbers

As of June 30, 2021

38
commercial properties

12 retail
14 office
12 industrial

$400+million
assets under management

2.3 million
SF of leasable space

67% investment grade
rated tenants

7,500+
investors

$38.5M dividends
paid since inception[2]

$0
fees[3]

1. Investment grade rating on long-term debt is determined by a nationally recognized rating agency.
2. Total distributions for Modiv's Class C and S shares combined from inception through 6/30/21.
3. Modiv charges no fees, although certain expenses related to operating a public company apply.

Securities offered through North Capital Private Securities | Member FINRA / SIPC

3

With regards to our operating portfolio, we are encouraged by the performance in the second quarter and believe we are positioned for future success. Our 38-property portfolio continues to be fully occupied with rent collections at 100%. We believe these strong attributes are supported by our high-quality tenant roster, with two-thirds of our rents received from investment-grade rated tenants, while many of our properties house an essential service for our tenants.

Leasing for the quarter was limited, though we addressed our lone 2021 lease expiration, executing an extension with the San Antonio Early Childhood Education Municipal Development Corporation for a state-funded pre-school facility that serves approximately 400 students. This was a good outcome for this property, as we were able to extend the lease term for eight additional years, which aligns with our strategy of lengthening the weighted-average lease term of the operating portfolio, which currently resides at over 5 1/2-years, while preserving a relationship with a high-quality tenant. In addition, we are in discussions with tenants who have leases expiring in 2022 and 2023 and look forward to updating you with successful outcomes in the coming quarters.

MODIV

Quarterly Estimated NAV

$26.05

Estimated NAV per share
As of June 30, 2021

13%

Increase year-to-date

Net Asset Value per Share (April 2020)	$21.01
Real Estate	$2.00
Cash	$0.65
Other Assets	($0.83)
Total Real Estate and Assets	$22.83
Decrease in Debt	$1.88
Decrease in Other Liabilities	$0.28
Total Debt and Other Liabilities	$2.16
Decrease in Shares	$1.06
Net Asset Value per Share (June 2021)	**$26.05**

MODIV NAV Analysis[1]
24% Growth since April 2020
$21.01
$23.03
$24.63
$26.05
Apr 2020
Dec 2020
Mar 2021
Jun 2021

As of 6/30/2021. Cushman and Wakefield independent appraisal.

1. Estimated per share NAVs reflect the 1:3 reverse stock split effective February 1, 2021.

Mitchell Germain
Chief Capital Officer

Continued increases in our NAV reflects a combination of a favorable operating and interest rate environment and positive impact from portfolio management initiatives.

Securities offered through North Capital Private Securities | Member FINRA / SIPC

9

On August 4th we reported an estimated Net Asset Value per share of $26.05 for the quarter ended June 30. This represents a 6% increase from the previous quarter and gain of 24% since April 2020 when we first recognized the impact of Covid-19 on our portfolio. We would like to remind everyone that our NAV is independently appraised every quarter by Cushman & Wakefield, a global commercial real estate services firm.

We are pleased with the trajectory of the NAV and thought it would be helpful to offer some insight on the evolution of this result. In May 2020, following the outbreak of the COVID-19 pandemic, the Board approved a Net Asset Value per share of $21.01 based on the low end of Cushman & Wakefield’s appraised valuation range. This represented an over 30% decline relative to the previous appraisal as of December 31, 2019. Cushman & Wakefield attributed this decline to several factors including economic headwinds related to the pandemic, uncertainty related to renewals of expiring leases, and concerns over rent collections. At that time, we were also witnessing 30-50% share price declines amongst publicly traded REITs. Given that the United States sat in the midst of a Public Health Emergency, creating apprehension over economic growth, Modiv’s Board of Directors supported this reduced Net Asset Value.

Since mid-2020, our operating portfolio has exhibited resilience, the broader economy and real estate markets have largely bounced back, we continue to have success on the leasing front, and asset pricing has recovered. This has caused Cushman & Wakefield to recommend increased values over the last three quarters. Looking forward, we have confidence that our NAV could trend higher for a couple of reasons. First, we feel positive about the state of discussions with tenants facing near-term renewals. Second, the majority of our operating portfolio, over 88% of our gross assets, still hold asset valuations that are at the low end of the independently appraised range thereby providing further potential upside in correlation with continued economic improvements. Further, we believe the long-term potential exists for meaningful price discovery if we were to list our shares on a stock exchange sometime in the future.

I will now turn the presentation over to our Chief Executive Officer, Aaron Halfacre for closing remarks.

AARON HALFACRE:

Thanks Mitch. Before we move on to Q&A I wanted to take some time to update you on a number of key topics and address several matters that have been conveyed by our shareholders.

Let’s start with the second quarter operating results we just discussed. These results reinforce our view that Modiv is well-positioned, with durable cash flows supporting our dividend and a strong balance sheet. Our ongoing portfolio management efforts have streamlined the portfolio, reduced our exposure to weaker assets, and created new opportunities that are designed to enhance our NAV. As a fellow investor who made a substantial cash investment in our shares BEFORE Covid-19 impacted our share price, I am encouraged by our progress and remain optimistic about our future.

MODIV

Multiple Levers of Value Creation

Within a single ownership structure, Modiv provides individual investors access to a tech-enabled real estate asset manager with long-term growth potential driven by innovation and investor alignment.

MODIV

Real Estate Investments

Portfolio of income producing assets provides durable cash flow and long-term upside potential

Income + Growth

Investment Manager

Manager of alternative real estate products to provide revenue to Modiv and increase franchise value

Income + Growth

Crowdfunding Platform

Fintech platform magnifies access to investors and offers scalable and economical capital raise capabilities

Growth

Venture Capital Investments

Proptech and fintech related venture capital investments designed to create meaningful capital appreciation

Growth

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2

Beyond our portfolio’s progress and the market’s continued recovery, my optimism is fueled by the changes I see coming in the real estate crowdfunding industry and how well positioned Modiv is to participate in those changes. Recently, at multiple industry events, I have spoken about how the real estate crowdfunding industry is truly beginning to gain wider awareness and stronger momentum. The industry is less than 10 years old and is already seeing over a billion dollars of annual transaction volume. There are many parallels to the traditional financial service industry, particularly as it relates to the evolution of companies like Charles Schwab, Vanguard and Fidelity. As those three companies harnessed the benefits of technology, they were able to increase investor access and lower the costs inherent with investing in stocks and bonds. From there they grew into industry giants with substantial value and profitability. Similarly, real estate crowdfunding platforms are beginning to do the same for individual investors seeking exposure to commercial real estate. In a way, Modiv is a great example of this industry evolution.  Through the use of technology, we have become the largest crowdfunded equity REIT and we did so without costly trading commissions or placement fees.  Further, because of our investor first focus, we have eliminated the onerous external management and transaction fees that many of our competitors still charge. Ultimately though, the biggest potential benefit is the fact that you each of you, as Modiv shareholders, owns the crowdfunding platform alongside our income producing real estate. No other company can make that claim. If the industry evolution continues, making real estate crowdfunding platforms more valuable, that increased value will be embedded in Modiv’s share price.

We believe our investor alignment is unprecedented in the sector. We are the only fully internalized real estate crowdfunding platform in existence and also the only one to have implemented corporate governance that mirrors that of publicly traded companies. This alignment with our shareholders, as well as our financial transparency, remain hallmarks of our value proposition. Additionally, our team is best in class. Our company has attracted highly reputable talent on both the operating and administrative sides of our business that beneficially positions Modiv as we execute on our growth strategy. Much of our team has joined from larger commercial real estate organizations, with a common belief in our vision and outlook.

We view crowdfunding as not just an enabler, but a disruptor of traditional capital raising. Crowdfunding offers investors an opportunity to participate in commercial real estate typically only available to high-net-worth individuals or institutions. Given Modiv’s unique structure in this unique industry, we will continue to look for opportunities to acquire, merge or invest in other crowdfunding platforms and other real estate businesses that could accelerate the industry evolution and create shareholder value.

Before we take your questions, I also want to take the opportunity to address the balancing act between seeking out new investment opportunities and processing redemption requests. We understand many of our shareholders have been invested in Modiv for several years and, from time to time, some investors may seek to redeem their investment. Our role as a fiduciary requires that we carefully balance our commitment to offering investors the benefit of liquidity with the need to maintain our investment strategy in line with the goals and ambitions of the investors who want to keep their funds with Modiv. Said differently, if we never redeemed any investors and only made new property acquisitions, then we would not be serving those investors who seek liquidity. Conversely, if we simply redeemed every request without growing the portfolio, then we would not be serving those investors who are invested for the future. To that end, we have been addressing a proportionate share of any redemption requests on a monthly, ongoing basis. Obviously non-listed real estate is less liquid than the stock market, but we do not know of another real estate crowdfunding platform that offers investors the same level of liquidity that we have been able to provide.

We are bullish on Modiv’s outlook. We are enthusiastic about the growth prospects of our operating portfolio, continue to underwrite an attractive number of potential acquisitions, and see meaningful upside to our NAV. As we discussed on our first quarter conference call, we are gearing toward a liquidity event as early as the next 18 to 24 months. Although there can be no guarantees, this would likely be in the form of a direct listing on a public stock exchange. Listing on a national exchange would provide our shareholders increased liquidity, while allowing the market to appropriately value both the real estate and technology embedded within the REIT.

I wish to thank each of you for joining us today and for entrusting us with your investment. We are highly modivated to do well for each of you. I also want to take this opportunity to thank the Modiv team for their hard work. Finally, I want to wish everyone and their loved ones the very best of health.

Q&A

MODIV

Securities offered through North Capital Private Securities | Member FINRA / SIPC

SARAH MAYO:

Thank you Aaron and now let's open the call up for investor Q&A. As a reminder to those of you who are dialed into the call, you may submit any questions you have by typing them into the Q&A box accessible by clicking the button, labeled Q&A located at the bottom of your screen. We'll try to get through as many questions today as we can, but in the event that we don't get to your question, we will follow up with you directly after the call.

The first question that we have here when I look at the broader commercial real estate industry, it seems that the impacts of COVID may not have been uniformly felt by all of our peers. Can you discuss some of the differences and the reasons behind them and Aaron, would you take that one please?

AARON HALFACRE:

Sure Sarah. It looks like that question came from Charles and he is right that the commercial real estate industry has had what I call an idiosyncratic impact by COVID-19. If you look at apartments, as an example, they did quite well, despite the eviction moratorium, as the demand for residential housing has been very strong during this period of time, particularly given low rates. We've also seen self-storage relatively immune from the COVID pandemic. If you think about self-storage, it was not really impacted by COVID, as, generally speaking, your belongings are still going to sit in a storage shed and you're still gonna pay your monthly storage fee. It's the other commercial real estate sectors, primarily industrial, office and retail, that had the greatest impact. Going back to what I've said before, the COVID-19 shelter in place mandates that we received by non-economically incented government entities had the biggest impact on commercial real estate as those mandates forbade a commercial tenant from using its property to interact with its people, be they customers for a retail location or employees at an office building. That period of use uncertainty caused a ripple in near-term valuations and had an impact on the supply/demand equation.

So if I'm a retail location, you know the people that come into my building are customers. If I'm an office building, it's going to be my employees and not being able to do that for some period of time really through an interim wrench into the valuations. As a landlord you were tasked with understanding if you would be able to collect rent and if so, how much. Will people want to renew their leases once they're up for renewal? Obviously we got through that, properties started to open back up and the market started to transact again. I do think on the margin with the Delta variant, there are concerns or fears, I would say by some landlords or some tenants that they might be forced to shut down again, but all signs right now suggest that we're looking okay.

I think as it relates to our portfolio and the impact we had, I think the biggest driver was the fact that we have near term lease renewals, or these leases are set to expire unless we get them renewed. Now that's going to happen regardless. And, you know, if you have an eight year lease and you bought it, you bought it six years ago. You've got two years left remaining, but when you look at it from a valuation standpoint, Cushman and Wakefield, or any independent appraiser, is going to increase the probability or chance that you could have an outcome where the tenant doesn't renew or they renew for less rent than anticipated. This is particularly true as it relates to office buildings, because we're all still seeing topics about will traditional office use remain and recover. I'd say that we feel confident about our renewals, but they're still an overhang, right? They're still impacting our valuation, and any success we have in obtaining lease renewals will positively impact our portfolio and NAV per share.

SARAH MAYO:

Thank you, Aaron. Next question I'll put to you as well. I'm paraphrasing from one sent in by Bob “with the fed printing money devaluing the dollar and driving inflation, how do you see this impacting both current and future real estate investments?”

AARON HALFACRE:

Yeah, so historically inflation has been a favorable characteristic for real estate given that it is a hard asset. It tends to be a good inflation hedge, net lease assets that have the ability to reprice their rents. So either through a lease renewal or through automatic rent bumps, commercial real estate can be seen as an inflation hedge. So I'd say that you're starting to see more and more headlines about inflation and I think that historically has always boded well for real estate. You know, it's interesting right now, given how much the fed is printing money. Given the fact that we have seen signs of sort of inflationary price increases, you know, treasury bonds or corporate bonds usually trade poorly in those environments, but they've been trading quite well and yields have been very low. I think this is due to the fact that there's just a really strong demand for income producing product out there that even though we have inflationary pressures going on generally speaking, the investing public in America does not have a big concern that the fed is going to mishandle the economy by teetering us into some sort of an inflationary spiral. So I think the demand for income based products, even if those income rates might be lower in the future. Investors are still clamoring for income, so generally speaking, I'm optimistic about inflationary pressures, even if they exist, that it's good for a real estate portfolio.

SARAH MAYO:

The next question we're taking from Owen, this question is, are any investments threatened by possible chapter 11 bankruptcy and are properties cross-collateralized? Thinking of Harley Davidson or Dollar General, et cetera, how would you manage through that? And Ray, would you take this please?

RAY PACINI:

Of course, fortunately all of our tenants businesses are performing well, and we do not foresee any potential bankruptcy filings on the horizon. While six of the Dollar Generals are cross-collateralized, there's only $3.7 million of debt on these six properties and the Dollar General stores in particular have done extremely well since the pandemic first struck back in March of 2020. So the bottom line is, we're not worried about any of our tenants.

AARON HALFACRE:

I'd add to that, that last year we saw some weaker tenancy. We saw some credits that were sort of not national chains, or they were just, for some reason, had some weakness. And I'm not talking about the 24 Hour Fitness, which clearly was impacted by bankruptcy, but just other tenants that we saw some signs of weakness. Those are the assets. And we've described that we sold, those are the assets we sold. The pricing had improved, there were 1031 buyers out there, so we took advantage of that, knowing that we didn't want to have to weather any future storms with that type of tenancy. Now we're comfortable with the portfolio, today it feels strong. We don't see the need to sell anything unless we got some crazy pricing that was just too good to pass up. We think we're in a good spot. And we think, you know, knock on wood, that there are no indications from these tenants that they have any sort of bankruptcy risk.

SARAH MAYO:

Thank you. Next question is from Vincent, please elaborate on the sale of the Cedar Park, Texas property such as the reasons for the sale.

AARON HALFACRE:

Yeah, so Cedar Park, which is a suburb of Austin, that property was actually originally custom built for a company called Dana. Dana was building electric vehicle transmissions in there, and in 2019, they indicated that they were going to close that division down. Over the course of the latter part of 2019, they vacated the building. Now they were still paying the rent, but it was empty and we knew that they were not going to renew their lease. We negotiated a deal with Dana that would shorten their remaining lease term in exchange for us being able to control the property, to try to either get it re-leased to a new tenant or sold. So in 2020 we took over the leasing activity of the property. When we went out to try to get a new tenant in the building, we actually found people who were interested in acquiring the asset. So, not wanting to first necessarily sell it, we suggested a very high price that was materially above the NAV or the appraised value of the asset. And to our surprise, the people agreed on that. And I think Ray said it was over 15% above the NAV, which is pretty substantial. So we ultimately chose to sell that asset. The purchase price was $10 million. The benefit is we also still get a residual payment from Dana so that asset disposition was strategic for us. If we had found a new tenant who wanted to sign a long-term lease, we probably would have had to come out of pocket, because normally they want what are called tenant improvements, where they want you to fix up the property or do something specific to their occupancy. So not only did we not have to incur a cash outlay, but we received far more cash than we thought we would have by the sale of that asset.

SARAH MAYO:

Thank you, Aaron. We are at the 10:30 mark, so I do want to be respectful of everyone's time. We'll go over time today. We'll get through as many more questions as we can cause there are a lot of good ones here. The next question is from Donald, please talk about the size of the portfolio and the leverage guidelines that are employed when acquiring properties and Ray could you speak to this?

RAY PACINI:

Yes, we have $405 million of real estate today and limit our overall leverage to 55% although our current leverage is only 49%. We could borrow 60 to 65% on individual properties, but we will not exceed the overall cap of 55% leverage.

SARAH MAYO:

Thank you. Next question was asked by a couple of different people. Michael and Daniel were both wondering how long does one need to keep shares before they can be redeemed with no fees charged. And I'm happy to take this one. So if an investor makes a request to have shares repurchased that they've held for less than two years, Modiv will charge a 2% admin fee. Any shares held longer than two years at the time of repurchase will not trigger that fee.

Next question here from Mike, could you describe Cushman and Wakefield’s appraisal process and the variety of factors that go into determining Modiv's NAV or net asset value? Aaron, would you take that?

AARON HALFACRE:

Sure. Cushman & Wakefield surveys the net lease marketplace for current information on capitalization rates for each of the different asset classes, office, industrial retail. They evaluate the net operating income of our particular properties over the next 12 months. So the forward looking 12 months, but then they also consider the remaining lease term of each property. So like I mentioned before, if there's a lease renewal on the horizon that impacts their valuation expectations, and then they look at the likelihood of renewals and at what rates those would be renewed. And then what the prevailing cap rate would be. So they apply all this to the properties NOI, and then that's how they come up with an appraised value. So they're using standardized appraisal methodologies. This is what you would do if you're getting a bank loan on a property, or you're getting an independent valuation. However, it is not an actual market determination. So it's not necessarily what it would sell for today because that's only determined by actual buyers and sellers. For instance, we've seen instances where someone will pay above the appraisal because they liked the asset so much. We've seen others who will pay below the appraisal because they just don't value it the same. So supply and demand is ultimately the best form of valuation, but in this world, in the REIT space, independent valuations by appraisers are the next best proxy.

SARAH MAYO:

Okay. Kind of related on the topic of the NAV, this question is coming from Jason, the real estate, cash and other assets do not indicate whether those values increased or decreased. Could you please elaborate? Ray, would you grab that?

RAY PACINI:

Yes. So the real estate values increased by $20 million, cash increased by $300,000 and other assets declined by $7.3 million reflecting collections of receivables and the amortization of prepaid expenses.

SARAH MAYO:

Thank you. Okay. So the next question from Larry, not including stock based compensation, how much, if any new personal investment money has Modiv leadership invested in Modiv’s common shares this calendar year?

AARON HALFACRE:

Yeah, that's a good question. So, you know, I'm a sort of, a lot of eggs in one basket kind of guy. And so I think calendar year to date, I've spent $75,000 of my own cash to buy shares. I know several other of our directors, as well as employees have done so also. I think I've put over a million dollars of cash money pre COVID. So I have the same high NAV purchase price that all you had. Additionally, even though I noticed that you said, not to include stock based compensation, I waived my salary for the second half of last year. So I took no salary as soon as COVID hit. I took no salary until we had gotten ourselves stabilized. And then I actually chose to take the vast majority of my compensation in shares. So I have well aligned my interests. Some may argue that I have too much exposure, but I believe in the company and I don't mind putting my money where my mouth is.

SARAH MAYO:

Thanks, Aaron. Next question here is asked by David and a couple others. When do you anticipate reestablishing the monthly contribution vehicle? I'm happy to grab this one. So the feature David is referring to is called our automatic investment program, and we needed to disable that for a period of time while we made some updates to our website's back end. However, we're very pleased to share that we're near readiness to relaunch this feature. So keep an eye on your email. We'll be sending out an announcement in the coming days. What this will mean for investors is that you'll be able to set up automatic investments of at least $100 or more each month.

Last question here, Aaron, I'll put to you I've heard that Modiv might be purchased by another firm. So what does that mean to an investor like myself?

AARON HALFACRE:

So I don't know of any rumors about someone acquiring us. However, in this environment, I suppose anything's possible, right? As a reminder, we're fully internalized. What that means is that, you know, myself and Sarah and Ray and everyone here, we work for you. We are not an external advisor. We are not managing this entity from afar and getting paid fees by you to do so. We are employees of this organization of which you are the owners. And so our fiduciary duty is always, and will always be what is in the best interest of our shareholders in terms of if the long-term best prospect of you maximizing your dollars is that someone comes to us and wants to acquire the company and they're willing to pay a premium for that company above and beyond what we think can be manifest by the normal activities, then it's the duty of the board of directors, as well as the employees to evaluate that and consider that. That being said, there is nothing on the table. My view is that, as I mentioned in my prepared comments, that there's an industry change going on. I think there's going to be consolidation in this space. I think there's going to be scale achieved. Modiv is the manifestation of M&A, we have merged other entities together to become the stronger entity, and we will continue to look to do that with other entities. So if there's an opportunity for us to acquire, we will certainly try to take advantage of that if we think it's going to create shareholder value, but the inverse is true as well. If we're not acquiring, then we could be acquired. And if we are acquired, then that means that's a positive outcome to our investors, because that could take many forms. It could be an all cash transaction or it could be a share transaction. There could be all kinds of things. There isn't, again, repeat, there is nothing on the horizon that I know of, but we are not afraid of any of those things because those are designed to maximize shareholder value. I think the unique prospect that we have is that the crowdfunding platform that we built, which also created this REIT, is owned by you within your Modiv shares in addition to the real estate. So we are perfectly designed, unlike a lot of the other competitors, perfectly designed to capture that value. So if someone sees a strategic value in real estate crowdfunding, and they will also want to own real estate and, let's just make it a completely theoretical example to say, Blackstone just wants to get into the space., then we're a very good vehicle for that because we have everything in one entity. That doesn't mean that it's going to happen, but it could happen. We're always receptive to those types of things, but we think we have a very good growth plan. Our strategic plan has already recovered value and we think there's a lot more recovery in the NAV. We think there's recovery in the dividend. We're pleased with our dividend announcement as well as opening the investor access back to non-accredited investors. Positive signs that we're encouraged by and we also have some additional investment products that we are going to be launching in the future that we think are going to gain more traction and therefore over time, create more value for shareholders.

SARAH MAYO:

Thank you. I think we better wrap up the Q&A at this point. Anyone who has submitted a question that we didn't get to thank you for submitting it. We will follow up with you in the next few days here directly. Aaron, are there any final comments you'd like to share?

AARON HALFACRE:

Really sort of want to hone in on being grateful for people's patience. No one likes to be impacted by extraneous events. No one, myself included, liked the impact that we had last year from COVID-19. We've been working very hard, very diligently to get the portfolio, not only just healthy, but poised for even more growth. And that just takes time. And I appreciate those investors who have been patient who have been kind, who took a wait and see approach and then started to make more investments. Now I obviously understand those investors who have been upset, who have been foul mouthed and who have said nasty things at times. I understand that it's your money. We appreciate that fact. You don't want the loss. I don't want a loss. I don't view these losses as being permanent. I think we have a good road ahead of us and, but it is going to require more patience and hopefully some enthusiasm by investors too. So thank you all very much. And looking forward to the next earnings call and any other announcements we make before then.

SARAH MAYO:

Thank you, Aaron. The earnings call has now concluded. Thank you for participating. A recorded copy of this call will be made available on our website at www.modiv.com. You may now disconnect.

MODIV

Sarah Mayo
Head of Investor Relations

Q2 2021

Aaron Halfacre
Chief Executive Officer

Ray Pacini
Chief Financial Officer

Mitch Germain
Chief Capital Officer

Securities offered through North Capital Private Securities | Member FINRA / SIPC

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MODIVATED

MODIV

www.modiv.com | 888.686.6348

120 Newport Center Drive | Newport Beach, CA 92660

Securities offered through North Capital Private Securities | Member FINRA / SIPC